Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534

Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS

Fourth Quarter 2022 Highlights
◾
Net sales increase 10% to record $930.9 million on 14% higher organic sales

◾
Operating income margin of 15.2%; Adjusted operating income margin of 15.8%

◾
EPS increases 50% to record $1.87; Adjusted EPS increases 21% to record $1.94

Full Year 2022 Highlights

◾
Net sales increase 16% to record $3.8 billion on 20% higher organic sales

◾
Record Operating income margin of 16.3%; Record Adjusted operating income margin of 16.8%

◾
EPS increases 75% to record $8.04; Adjusted EPS increases 33% to record $8.27

◾
ROIC at 22.1%; Adjusted ROIC at 22.7%

◾
Returned $312 million to shareholders through dividends and share repurchases

CLEVELAND, Tuesday, February 21, 2023 - Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported fourth quarter 2022 net income of $109.1 million, or diluted earnings per share (EPS) of $1.87 which includes special item after-tax net charges of $4.1 million or $0.07 EPS. This compares with prior year period net income of $74.4 million, or $1.25 EPS, which included special item after-tax charges of $21.8 million, or $0.36 EPS. Excluding these items, fourth quarter 2022 Adjusted net income was $113.2 million, or $1.94 Adjusted EPS. This compares with Adjusted net income of $96.2 million, or $1.61 Adjusted EPS, in the prior year period.

Fourth quarter 2022 sales increased 10.3% to $930.9 million as a result of a 14.3% increase in organic sales and a 0.7% benefit from acquisitions, partially offset by 4.7% unfavorable foreign exchange. Operating income for the fourth quarter 2022 was $141.5 million, or 15.2% of sales. This compares with operating income of $120.3 million, or 14.3% of sales, in the prior year period. Excluding special items, Adjusted operating income was $146.8 million, or 15.8% of sales, as compared with $122.2 million, or 14.5% of sales, in the prior year period.

“I am pleased to report record 2022 sales, operating profit margin and earnings performance; demonstrating strong execution in a challenging environment,” stated Christopher L. Mapes, Chairman, President and Chief Executive Officer. “Our team is energized and focused on achieving our Higher Standard 2025 Strategy targets through our growth initiatives, operational excellence programs, and continued investment in our people.” Mapes continued, “We are well-positioned to capitalize on the opportunities ahead and expect organic sales growth and the Fori acquisition will continue to generate superior value for our stakeholders.”

Twelve Months 2022 Summary

Net income for the twelve months ended December 31, 2022 was $472.2 million, or $8.04 EPS, which includes special item after-tax net charges of $13.4 million or $0.23 EPS. This compares with prior year period net income of $276.5 million, or $4.60 EPS, which included special item after-tax net charges of $96.9 million, or $1.62 EPS. Excluding these items, Adjusted net income for the twelve months ended December 31, 2022 increased 30.1% to $485.7 million, or $8.27 EPS. This compares with Adjusted net income of $373.3 million, or $6.22 EPS, in the prior year period.

Sales increased 16.3% to $3.8 billion in the twelve months ended December 31, 2022 as a result of a 19.5% increase in organic sales and a 2.3% benefit from acquisitions, partially offset by 5.5% unfavorable foreign exchange. Operating income for the twelve months ended December 31, 2022 was $612.3 million, or 16.3% of sales. This compares with operating income of $461.7 million, or 14.3% of sales, in the prior year period. Excluding special items, Adjusted operating income was $631.2 million, or 16.8% of sales, as compared with $479.2 million, or 14.8% of sales, in the prior year period.

LINCOLN ELECTRIC REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS

Other Matters

On December 1, 2022, the Company completed its acquisition of Fori Automation, LLC (“Fori”) for a cash purchase price of $427 million, subject to customary working capital adjustments. The Company funded the transaction with available cash on hand and a $400 million senior unsecured term loan. Fori’s balance sheet is included in the Company’s Consolidated Balance Sheet as of December 31, 2022. The Company will begin consolidating Fori’s operating results in the first quarter 2023.

Webcast Information

A conference call to discuss fourth quarter and full year 2022 financial results will be webcast live today, February 21, 2023, at 10:00 a.m., Eastern Time. Those interested in participating via webcast in listen-only mode can access the event here or on the Company's Investor Relations home page at https://ir.lincolnelectric.com. For participants who would like to participate via telephone, please register here to receive the dial-in number along with a unique PIN number that is required to access the call. A replay of the earnings call will be available via webcast on the Company's website.

About Lincoln Electric

Lincoln Electric is the world leader in the engineering, design, and manufacturing of advanced arc welding solutions, automated joining, assembly and cutting systems, plasma and oxy-fuel cutting equipment, and has a leading global position in brazing and soldering alloys. Lincoln is recognized as the Welding Expert™ for its leading materials science, software development, automation engineering, and application expertise, which advance customers’ fabrication capabilities to help them build a better world. Headquartered in Cleveland, Ohio, Lincoln has 71 manufacturing locations in 20 countries and a worldwide network of distributors and sales offices serving customers in over 160 countries. For more information about Lincoln Electric and its products and services, visit the Company’s website at https://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, Adjusted net income, Adjusted EBIT, Adjusted effective tax rate, Adjusted diluted earnings per share (“Adjusted EPS”), Organic sales, Cash conversion, Adjusted net operating profit after taxes and Adjusted return on invested capital (“Adjusted ROIC”) are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic, financial and market conditions; the effectiveness of commercial and operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, such as the impact of the Russia-Ukraine conflict, political unrest, acts of terror, natural disasters and pandemics, including the current coronavirus disease ("COVID-19") pandemic, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and on Form 10-Q for the quarter ended March 31, 2022.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Income

					Fav (Unfav) to
	Three Months Ended December 31,				Prior Year
	2022	% of Sales	2021	% of Sales	$	%
Net sales	$930,934	100.0%	$844,251	100.0%	$86,683	10.3%
Cost of goods sold	622,950	66.9%	571,594	67.7%	(51,356)	(9.0)%
Gross profit	307,984	33.1%	272,657	32.3%	35,327	13.0%
Selling, general & administrative expenses	164,113	17.6%	150,758	17.9%	(13,355)	(8.9)%
Rationalization and asset impairment charges	2,383	0.3%	1,550	0.2%	(833)	(53.7)%
Operating income	141,488	15.2%	120,349	14.3%	21,139	17.6%
Interest expense, net	8,633	0.9%	5,478	0.6%	(3,155)	(57.6)%
Other income (expense)	2,903	0.3%	(43,302)	(5.1)%	46,205	106.7%
Income before income taxes	135,758	14.6%	71,569	8.5%	64,189	89.7%
Income taxes	26,612	2.9%	(2,841)	(0.3)%	(29,453)	(1,036.7)%
Effective tax rate	19.6%		(4.0)%		(23.6)%
Net income including non-controlling interests	109,146	11.7%	74,410	8.8%	34,736	46.7%
Non-controlling interests in subsidiaries’ income (loss)	—	—	(17)	—	17	100.0%
Net income	$109,146	11.7%	$74,427	8.8%	$34,719	46.6%

Basic earnings per share	$1.89		$1.26		$0.63	50.0%
Diluted earnings per share	$1.87		$1.25		$0.62	49.6%
Weighted average shares (basic)	57,676		58,842
Weighted average shares (diluted)	58,459		59,637

					Fav (Unfav) to
	Twelve Months Ended December 31,				Prior Year
	2022	% of Sales	2021	% of Sales	$	%
Net sales	$3,761,211	100.0%	$3,234,180	100.0%	$527,031	16.3%
Cost of goods sold	2,480,451	65.9%	2,165,575	67.0%	(314,876)	(14.5)%
Gross profit	1,280,760	34.1%	1,068,605	33.0%	212,155	19.9%
Selling, general & administrative expenses	656,636	17.5%	597,109	18.5%	(59,527)	(10.0)%
Rationalization and asset impairment charges	11,788	0.3%	9,827	0.3%	(1,961)	(20.0)%
Operating income	612,336	16.3%	461,669	14.3%	150,667	32.6%
Interest expense, net	29,500	0.8%	22,214	0.7%	(7,286)	(32.8)%
Other income (expense)	9,991	0.3%	(114,457)	(3.5)%	124,448	108.7%
Income before income taxes	592,827	15.8%	324,998	10.0%	267,829	82.4%
Income taxes	120,603	3.2%	48,418	1.5%	(72,185)	(149.1)%
Effective tax rate	20.3%		14.9%		(5.4)%
Net income including non-controlling interests	472,224	12.6%	276,580	8.6%	195,644	70.7%
Non-controlling interests in subsidiaries’ income	—	—	114	—	(114)	(100.0)%
Net income	$472,224	12.6%	$276,466	8.5%	$195,758	70.8%

Basic earnings per share	$8.14		$4.66		$3.48	74.7%
Diluted earnings per share	$8.04		$4.60		$3.44	74.8%
Weighted average shares (basic)	58,030		59,309
Weighted average shares (diluted)	58,749		60,062

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands)

(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	December 31, 2022	December 31, 2021
Cash and cash equivalents	$197,150	$192,958
Accounts receivable, net	541,529	429,074
Inventories	665,451	539,919
Total current assets	1,557,790	1,289,593
Property, plant and equipment, net	544,871	511,744
Total assets	3,180,546	2,592,307
Trade accounts payable	352,079	330,230
Total current liabilities	852,897	755,905
Short-term debt (1)	93,483	52,730
Long-term debt, less current portion	1,110,396	717,089
Total equity	1,034,041	863,909

Operating Working Capital	December 31, 2022	December 31, 2021
Average operating working capital to Net sales (2) (3)	20.9%	16.3%

Invested Capital	December 31, 2022	December 31, 2021
Short-term debt (1)	$93,483	$52,730
Long-term debt, less current portion	1,110,396	717,089
Total debt	1,203,879	769,819
Total equity	1,034,041	863,909
Invested capital	$2,237,920	$1,633,728

Total debt / invested capital	53.8%	47.1%

(1)	Includes current portion of long-term debt.
(2)

Average operating working capital to Net sales is defined as the sum of Accounts receivable, Inventories and contract assets less Trade accounts payable and contract liabilities as of period end divided by annualized rolling three months of Net sales.

(3)	Average operating working capital excluding Fori would have been 18.6% as a percent of Net sales for December 31, 2022.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

 Non-GAAP Financial Measures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Operating income as reported	$141,488	$120,349	$612,336	$461,669
Special items (pre-tax):
Rationalization and asset impairment charges (2)	2,383	1,550	11,788	9,827
Acquisition transaction costs (3)	2,935	—	6,003	1,923
Amortization of step up in value of acquired inventories (4)	—	273	1,106	5,804
Adjusted operating income (1)	$146,806	$122,172	$631,233	$479,223
As a percent of total sales	15.8%	14.5%	16.8%	14.8%

Net income as reported	$109,146	$74,427	$472,224	$276,466
Special items:
Rationalization and asset impairment charges (2)	2,383	1,550	11,788	9,827
Acquisition transaction costs (3)	2,935	—	6,003	1,923
Pension settlement net charges (5)	—	46,404	(4,273)	126,502
Amortization of step up in value of acquired inventories (4)	—	273	1,106	5,804
Tax effect of Special items (6)	(1,250)	(26,451)	(1,192)	(47,188)
Adjusted net income (1)	113,214	96,203	485,656	373,334
Non-controlling interests in subsidiaries’ income (loss)	—	(17)	—	114
Interest expense, net	8,633	5,478	29,500	22,214
Income taxes as reported	26,612	(2,841)	120,603	48,418
Tax effect of Special items (6)	1,250	26,451	1,192	47,188
Adjusted EBIT (1)	$149,709	$125,274	$636,951	$491,268

Effective tax rate as reported	19.6%	(4.0)%	20.3%	14.9%
Net special item tax impact	0.1%	23.7%	(0.2)%	5.5%
Adjusted effective tax rate (1)	19.7%	19.7%	20.1%	20.4%

Diluted earnings per share as reported	$1.87	$1.25	$8.04	$4.60
Special items per share	0.07	0.36	0.23	1.62
Adjusted diluted earnings per share (1)	$1.94	$1.61	$8.27	$6.22

Weighted average shares (diluted)	58,459	59,637	58,749	60,062

(1)	Adjusted operating income, Adjusted net income, Adjusted EBIT, Adjusted effective tax rate and Adjusted diluted EPS are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)	2022 charges are primarily related to non-cash asset impairment charges. 2021 charges are primarily related to severance, gains or losses on the disposal of assets.
(3)	Related to acquisitions and are included in Selling, general & administrative expenses.
(4)	Related to acquisitions and are included in Cost of goods sold.
(5)	Pension settlement net charges related to the termination of a pension plan and are included in Other income (expense).
(6)	Includes the net tax impact of Special items recorded during the respective periods.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended December 31,
Return on Invested Capital	2022	2021
Net income as reported	$472,224	$276,466
Plus: Interest expense (after-tax)	23,276	17,794
Less: Interest income (after-tax)	1,202	1,172
Net operating profit after taxes	$494,298	$293,088
Special items:
Rationalization and asset impairment charges	11,788	9,827
Acquisition transaction costs	6,003	1,923
Pension settlement net charges	(4,273)	126,502
Amortization of step up in value of acquired inventories	1,106	5,804
Tax effect of Special items (2)	(1,192)	(47,188)
Adjusted net operating profit after taxes (1)	$507,730	$389,956

Invested Capital	December 31, 2022	December 31, 2021
Short-term debt	$93,483	$52,730
Long-term debt, less current portion	1,110,396	717,089
Total debt	1,203,879	769,819
Total equity	1,034,041	863,909
Invested capital	$2,237,920	$1,633,728

Return on invested capital as reported (3)	22.1%	17.9%
Adjusted return on invested capital (3)	22.7%	23.9%

(1)	Adjusted net operating profit after taxes and Adjusted ROIC are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)	Includes the net tax impact of Special items recorded during the respective periods.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

(3)	Return on invested capital and Adjusted return on invested capital excluding Fori would have been 27.9% and 28.6%, respectively, for December 31, 2022.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended December 31,
	2022	2021
OPERATING ACTIVITIES:
Net income	$109,146	$74,427
Non-controlling interests in subsidiaries’ income (loss)	—	(17)
Net income including non-controlling interests	109,146	74,410
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment net charges	324	108
Depreciation and amortization	19,050	20,588
Equity earnings in affiliates, net	(174)	(100)
Pension settlement charges	—	46,404
Other non-cash items, net	(13,450)	(10,777)
Changes in operating assets and liabilities, net of effects from acquisitions:
(Increase) decrease in accounts receivable	(441)	5,368
Decrease (increase) in inventories	54,390	(25,491)
(Decrease) increase in trade accounts payable	(2,720)	27,413
Net change in other current assets and liabilities	(58,966)	(34,580)
Net change in other long-term assets and liabilities	4,644	6,595
NET CASH PROVIDED BY OPERATING ACTIVITIES	111,803	109,938

INVESTING ACTIVITIES:
Capital expenditures	(19,582)	(16,091)
Acquisition of businesses, net of cash acquired	(414,004)	2,499
Proceeds from sale of property, plant and equipment	994	2,934
Other investing activities	159	—
NET CASH USED BY INVESTING ACTIVITIES	(432,433)	(10,658)

FINANCING ACTIVITIES:
Proceeds from short-term borrowings	24,955	14,078
Proceeds from (payments on) long-term borrowings	399,843	(405)
Proceeds from exercise of stock options	4,217	11,311
Purchase of shares for treasury	(25,077)	(60,678)
Cash dividends paid to shareholders	(32,347)	(30,134)
Other financing activities	(441)	—
NET CASH PROVIDED BY (USED BY) FINANCING ACTIVITIES	371,150	(65,828)

Effect of exchange rate changes on Cash and cash equivalents	5,323	(1,053)
INCREASE IN CASH AND CASH EQUIVALENTS	55,843	32,399
Cash and cash equivalents at beginning of period	141,307	160,559
Cash and cash equivalents at end of period	$197,150	$192,958

Cash dividends paid per share	$0.56	$0.51

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Year Ended December 31,
	2022	2021
OPERATING ACTIVITIES:
Net income	$472,224	$276,466
Non-controlling interests in subsidiaries’ income (loss)	—	114
Net income including non-controlling interests	472,224	276,580
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment net charges (gains)	8,100	(1,054)
Depreciation and amortization	78,059	81,146
Equity earnings in affiliates, net	80	(499)
Pension settlement charges	—	126,502
Other non-cash items, net	(11,038)	(21,744)
Changes in operating assets and liabilities, net of effects from acquisitions:
(Increase) in accounts receivable	(65,010)	(65,844)
(Increase) in inventories	(81,188)	(154,347)
Increase in trade accounts payable	16,852	82,394
Net change in other current assets and liabilities	(26,496)	44,379
Net change in other long-term assets and liabilities	(8,197)	(2,450)
NET CASH PROVIDED BY OPERATING ACTIVITIES	383,386	365,063

INVESTING ACTIVITIES:
Capital expenditures	(71,883)	(62,531)
Acquisition of businesses, net of cash acquired	(436,298)	(156,106)
Proceeds from sale of property, plant and equipment	3,331	6,781
Other investing activities	159	6,500
NET CASH USED BY INVESTING ACTIVITIES	(504,691)	(205,356)

FINANCING ACTIVITIES:
Proceeds from short-term borrowings	34,351	46,476
Proceeds from (payments on) long-term borrowings	405,444	(508)
Proceeds from exercise of stock options	6,385	19,232
Purchase of shares for treasury	(181,293)	(164,526)
Cash dividends paid to shareholders	(130,724)	(121,851)
Other financing activities	(438)	(763)
NET CASH PROVIDED BY (USED BY) FINANCING ACTIVITIES	133,725	(221,940)

Effect of exchange rate changes on Cash and cash equivalents	(8,228)	(2,088)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	4,192	(64,321)
Cash and cash equivalents at beginning of period	192,958	257,279
Cash and cash equivalents at end of period	$197,150	$192,958

Cash dividends paid per share	$2.24	$2.04

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Three months ended December 31, 2022
Net sales	$573,592	$243,114	$114,228	$—	$930,934
Inter-segment sales	29,479	5,754	2,470	(37,703)	—
Total sales	$603,071	$248,868	$116,698	$(37,703)	$930,934

Net income					$109,146
As a percent of total sales					11.7%

EBIT (1)	$113,813	$21,020	$12,056	$(2,498)	$144,391
As a percent of total sales	18.9%	8.4%	10.3%		15.5%
Special items charges (3)	567	1,816	—	2,935	5,318
Adjusted EBIT (2)	$114,380	$22,836	$12,056	$437	$149,709
As a percent of total sales	19.0%	9.2%	10.3%		16.1%

Three months ended December 31, 2021
Net sales	$480,263	$245,529	$118,459	$—	$844,251
Inter-segment sales	30,657	8,071	1,720	(40,448)	—
Total sales	$510,920	$253,600	$120,179	$(40,448)	$844,251

Net income					$74,427
As a percent of total sales					8.8%

EBIT (1)	$40,258	$26,824	$12,320	$(2,355)	$77,047
As a percent of total sales	7.9%	10.6%	10.3%		9.1%
Special items charges (gains) (4)	43,450	1,539	3,238	—	48,227
Adjusted EBIT (2)	$83,708	$28,363	$15,558	$(2,355)	$125,274
As a percent of total sales	16.4%	11.2%	12.9%		14.8%

(1)	EBIT is defined as Operating income plus Other income (expense).
(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.
(3)

Special items in 2022 primarily reflect Rationalization and asset impairment charges of $1,816 and $567 in International Welding and Americas Welding, respectively, and acquisition transaction costs of $2,935 in Corporate/Eliminations.

(4)

Special items in 2021 reflect Rationalization and asset impairment charges of $1,550 primarily in International Welding, pension settlement charges of $43,439 and $2,965 in Americas Welding and The Harris Products Group, respectively, and amortization of step up in value of acquired inventories of $273 in The Harris Products Group.

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Year ended December 31, 2022
Net sales	$2,288,934	$954,281	$517,996	$—	$3,761,211
Inter-segment sales	122,019	31,503	11,040	(164,562)	—
Total sales	$2,410,953	$985,784	$529,036	$(164,562)	$3,761,211

Net income					$472,224
As a percent of total sales					12.6%

EBIT (1)	$465,879	$108,476	$64,008	$(16,036)	$622,327
As a percent of total sales	19.3%	11.0%	12.1%		16.5%
Special items charges (gains) (3)	(3,060)	11,681	—	6,003	14,624
Adjusted EBIT (2)	$462,819	$120,157	$64,008	$(10,033)	$636,951
As a percent of total sales	19.2%	12.2%	12.1%		16.9%

Year ended December 31, 2021
Net sales	$1,824,481	$948,125	$461,574	$—	$3,234,180
Inter-segment sales	140,650	26,331	8,096	(175,077)	—
Total sales	$1,965,131	$974,456	$469,670	$(175,077)	$3,234,180

Net income					$276,466
As a percent of total sales					8.5%

EBIT (1)	$205,902	$90,974	$64,662	$(14,326)	$347,212
As a percent of total sales	10.5%	9.3%	13.8%		10.7%
Special items charges (gains) (4)	123,114	15,234	3,785	1,923	144,056
Adjusted EBIT (2)	$329,016	$106,208	$68,447	$(12,403)	$491,268
As a percent of total sales	16.7%	10.9%	14.6%		15.2%

(1)	EBIT is defined as Operating income plus Other income (expense).
(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.
(3)

Special items in 2022 primarily reflect amortization of step up in value of acquired inventories of $1,106 in Americas Welding, acquisition transaction costs of $6,003 in Corporate/Eliminations and a $3,735 net gain related to the final settlement associated with the termination of a pension plan in Americas Welding. Special items in 2022 also include Rationalization and asset impairment charges of $11,681 in International Welding and net gains of $431 in Americas Welding.

(4)

Special items in 2021 reflect pension settlement charges of $123,091, $2,965 and $446 in Americas Welding, The Harris Products Group and International Welding, respectively, Rationalization and asset impairment charges of $9,827 primarily in International Welding, amortization of step up in value of acquired inventories of $4,984 and $820 in International Welding and The Harris Products Group, respectively, and acquisition transaction costs of $1,923 in Corporate/Eliminations.

Lincoln Electric Holdings, Inc.

Change in Net Sales by Segment

(In thousands)

(Unaudited)

Three Months Ended December 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2021	Volume	Acquisitions	Price	Exchange	2022
Operating Segments
Americas Welding	$480,263	$36,752	$5,696	$54,968	$(4,087)	$573,592
International Welding	245,529	3,329	—	28,697	(34,441)	243,114
The Harris Products Group	118,459	(2,837)	—	(97)	(1,297)	114,228
Consolidated	$844,251	$37,244	$5,696	$83,568	$(39,825)	$930,934

% Change
Americas Welding		7.7%	1.2%	11.4%	(0.9)%	19.4%
International Welding		1.4%	—	11.7%	(14.0)%	(1.0)%
The Harris Products Group		(2.4)%	—	(0.1)%	(1.1)%	(3.6)%
Consolidated		4.4%	0.7%	9.9%	(4.7)%	10.3%

Twelve Months Ended December 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2021	Volume	Acquisitions	Price	Exchange	2022
Operating Segments
Americas Welding	$1,824,481	$156,561	$17,602	$298,928	$(8,638)	$2,288,934
International Welding	948,125	(9,019)	17,632	159,130	(161,587)	954,281
The Harris Products Group	461,574	12,820	39,411	10,867	(6,676)	517,996
Consolidated	$3,234,180	$160,362	$74,645	$468,925	$(176,901)	$3,761,211

% Change
Americas Welding		8.6%	1.0%	16.4%	(0.5)%	25.5%
International Welding		(1.0)%	1.9%	16.8%	(17.0)%	0.6%
The Harris Products Group		2.8%	8.5%	2.4%	(1.4)%	12.2%
Consolidated		5.0%	2.3%	14.5%	(5.5)%	16.3%